Exhibit 99.1

Patheon Reports Strong Third Quarter 2016 Topline Growth and Margin Expansion

Financial Highlights:

•	3Q 2016 revenue increased 8% to $482M versus 3Q 2015
●	Excluding the impact of the BLS spin-off, revenue increased 11%
•	3Q 2016 net income from continuing operations increased to $9M from $1M in 3Q 2015
●	Net income from continuing operations per diluted share was $0.07
•	3Q 2016 Adjusted EBITDA increased 9% to $114M versus 3Q 2015, and was 24% of revenue
●	Excluding the impact of the BLS spin-off, Adjusted EBITDA increased 16%

DURHAM, NC - BUSINESSWIRE – September 8, 2016 - Patheon N.V. (NYSE: PTHN), a leading global provider of pharmaceutical development and manufacturing services, today reported financial results for the quarter ended July 31, 2016.

Third quarter 2016 revenue was $482 million, an 8% increase compared to the third quarter of 2015. The increase was driven by continued growth in the underlying business across the entire network, both in the United States and abroad. Revenue in the third quarter of 2015 included $15 million related to the Banner Life Sciences (BLS) business, which was spun off from Patheon on July 31, 2015. Revenue in the third quarter, excluding the 2015 BLS revenue, grew 11% on a year-over-year basis.

“We are pleased that the breadth and scale of our offerings continue to deliver above-market growth.” said Jim Mullen, CEO of Patheon.

Third quarter 2016 net income from continuing operations increased to $9 million compared to $1 million in the third quarter of 2015. Third quarter 2016 net income from continuing operations per diluted share was $0.07.

Third quarter 2016 Adjusted EBITDA was $114 million, a 9% increase year-over-year, or 16% when adjusted for $6 million of Adjusted EBITDA in 2015 from the BLS operations prior to the spin-off. Third quarter 2016 Adjusted EBITDA margin as a percentage of revenue was approximately 24%, compared to 23% in the third quarter of 2015.

Third Quarter 2016 Segment Highlights
Third quarter 2016 revenue for the Drug Product Services (DPS) segment was $309 million, a 7% increase over the third quarter of 2015. DPS Adjusted EBITDA was $88 million, a 13% increase over the third quarter of 2015. The DPS segment experienced volume growth in the quarter, especially in North America, and continues to have high-visibility of future revenue flows.

Third quarter 2016 revenue for the Pharmaceutical Development Services (PDS) segment was $57 million, a 6% increase over the third quarter of 2015. PDS Adjusted EBITDA was $20 million, a 3% increase over the third quarter of 2015. The PDS segment experienced growth across the network, partially offset by the delay of additional sterile capacity coming online at the company’s Greenville, NC site. The additional capacity is now online at the site and the company expects to ramp production during the fourth quarter of 2016 and into 2017.

Third quarter 2016 revenue for the Drug Substance Services (DSS) segment was $116 million, a 26% increase over the third quarter of 2015. DSS Adjusted EBITDA was $31 million, a 50% increase over the third quarter of 2015. The DSS performance was driven by continued demand for both small and large molecule services, with Biologics now accounting for approximately 40% of the segment.

First Nine Months 2016 Financial Highlights
 For the first nine months of FY 2016, revenue was $1.4 billion, a 3% increase compared to the same period in FY 2015. Revenue for the first nine months of FY 2015 included $38 million in revenue related to BLS before it was spun-off and $13 million impact of product portfolio rationalization activities completed in the first half of fiscal 2015. In addition, the impact of the Ferentino remediation efforts reduced revenue by $32 million in the current period. Revenue excluding the impact of these items grew approximately 10% for the first nine months of fiscal 2016 compared to the same period in fiscal 2015.

For the first nine months of FY 2016, net loss from continuing operations was $(9.3) million compared to $(5.9) million in the same period in FY 2015.

 For the first nine months of FY 2016, Adjusted EBITDA was $271 million, a 1% increase compared to the same period a year ago. Adjusted EBITDA for the first nine months of FY 2015 included $14 million related to BLS. In addition, Adjusted EBITDA from the Ferentino site decreased by $26 million for the first nine months of fiscal 2016 compared to the same period in fiscal 2015 due to the impact of the remediation efforts. Adjusted EBITDA excluding the impact of BLS and Ferentino grew by 17% for the first nine months of fiscal 2016 compared to the same period in fiscal 2015.

Financial Position
 As of July 31, 2016, cash and cash equivalents were $739 million and total debt was $2.7 billion, resulting in net debt of approximately $2.0 billion.

On July 26, 2016, the company completed an initial public offering of its ordinary shares at a public offering price of $21.00 per share. The company issued and sold approximately 29.5 million ordinary shares in the initial public offering and raised net proceeds of approximately $585 million.

Subsequent to the close of the quarter on July 31, 2016, the company redeemed all of its outstanding 8.75%/9.5% Senior PIK Toggle Notes due May 2020 using the net proceeds from the initial public offering and available cash on hand. The total payment to redeem the Notes was $573 million, which consisted of $550 million in principal, a $11 million early redemption fee and $12 million in accrued interest. By redeeming these notes the company expects to save approximately $48 million of annual interest expense.

The company also redeemed the full balance of a $51 million note payable to DSM, one of its principal shareholders. The note payable was issued by the company to DSM in the third quarter of 2016 in order to redeem and cancel the indirect preferred interest in the partnership held by DSM.

After paying off the PIK note and the note payable to DSM in early August, the company had approximately $100 million in cash and cash equivalents.

Third Quarter 2016 Conference Call
Patheon’s management will host a conference call and webcast to discuss the results on Thursday, September 8, 2016 at 8:00 a.m. Eastern Daylight Time (EDT). The conference call webcast can be accessed through the investor relations section of Patheon’s website, www.patheon.com. To participate in the conference call, dial 1-888-264-8893 (USA) or 1-913-312-0733 (International). The conference ID number is 7159928. A replay of the webcast will be available on the company's website for 90 days.

About Patheon
Patheon is a leading global provider of pharmaceutical development and manufacturing services. With approximately 8,000 employees worldwide, Patheon provides a comprehensive, integrated and highly customizable set of solutions to help customers of all sizes satisfy complex development and manufacturing needs at any stage of the pharmaceutical development cycle.

Forward-Looking Statements
This press release contains forward-looking statements which reflect the current beliefs and expectations of Patheon’s management regarding the company’s future growth, results of operations, performance (both operational and financial) and business prospects and opportunities. The statements in this press release that are not historical facts may be forward-looking statements. Readers can identify these forward-looking statements by the use of words such as ‘‘outlook,’’ ‘‘believes,’’ ‘‘expects,’’ ‘‘potential,’’ ‘‘continues,’’ ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘seeks,’’ ‘‘approximately,’’ ‘‘predicts,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘estimates,’’ ‘‘anticipates’’ or the negative version of these words or other comparable words. Such forward looking statements are subject to various risks and uncertainties, which could cause actual results to differ from those indicated in these forward looking statements. For more information concerning factors that could cause actual results to differ materially from those conveyed in the forward-looking statements, please refer to the "Risk Factors" section of the prospectus included in the company’s registration statement, in the form last filed with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by applicable law. Accordingly, readers should not place undue reliance on forward-looking statements as a prediction of actual results.

Use of Non-GAAP Financial Measures
We define Adjusted EBITDA as income (loss) from continuing operations before repositioning expenses, interest expense, foreign exchange losses reclassified from other comprehensive income (loss), refinancing expenses, acquisition and integration costs (including certain product returns and inventory write-offs recorded in gross profit), gains and losses on sale of capital assets, Biologics earnout income and expenses, income taxes, impairment charges, remediation costs, depreciation and amortization, stock-based compensation expense, consulting costs related to our operational initiatives, purchase accounting adjustments, acquisition-related litigation expenses and other income and expenses. We define Adjusted net income as Adjusted EBITDA minus depreciation expense (excluding amortization from intangibles acquired in acquisitions), interest expense (excluding amortization of the deferred financing costs), and tax expense.  In addition, we excluded discrete tax items and applied an estimated tax effect on adjustments within the calculation. The estimated tax effect was calculated using statutory tax rates on each expense item, except in the case where a jurisdiction was under a full valuation allowance at the time of the expense, in which we applied a tax rate of  0%.

Our management uses Adjusted EBITDA as one of several metrics to measure the Company’s operating performance.  Adjusted EBITDA is also a component of the performance objectives used to determine the short and long-term incentive portions of executive compensation.  We present Adjusted net income because we believe it is a useful supplemental measure in evaluating the performance of our operations and provides greater transparency into our results. We believe that providing these non-GAAP financial measures to investors as a supplement to the comparable U.S. GAAP measures in evaluating the performance of our operations provides greater transparency to the information used by the Company’s management in its financial and operational decision-making. These non-GAAP financial measures do not have a standard meaning, so it may not be comparable to similarly-titled measures presented by other companies and it should not be considered in isolation or as a substitute for U.S. GAAP financial measures of performance. Reconciliation of these  non-GAAP financial measures to the most comparable U.S. GAAP financial measures is included with the financial statements in this press release.

Contact:
For media:
Mari Mansfield, 919-226-3137
or
For investors:
Tyler Gronbach, 919-226-3165

PATHEON N.V.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended July 31,		Nine months ended July 31,
	2016	2015	2016	2015
(in millions of U.S. dollars, except share data)	$	$	$	$
Revenues	482.0	448.3	1,356.5	1,312.2
Cost of goods sold	332.8	298.2	970.1	902.9
Gross profit	149.2	150.1	386.4	409.3
Selling, general and administrative expenses	90.3	79.5	238.8	230.4
Research and development	0.5	4.5	1.8	13.9
Repositioning expenses	0.4	3.1	2.9	21.3
Acquisition and integration costs	2.4	5.2	12.6	15.4
Impairment charge	0.1	3.2	0.1	3.2
Other operating loss	6.5	0.3	2.8	-
Operating income	49.0	54.3	127.4	125.1
Interest expense, net	43.1	42.3	129.5	98.9
Foreign exchange (gain) loss, net	(3.2)	1.6	8.2	9.2
Refinancing expenses	-	-	-	3.7
Other income, net	-	(0.7)	(1.3)	(0.6)
Income (loss) before income taxes	9.1	11.1	(9.0)	13.9
Provision for income taxes	0.3	9.9	0.3	19.8
Net income (loss) from continuing operations	8.8	1.2	(9.3)	(5.9)
Net loss from discontinued operations	-	(22.8)	(3.1)	(3.1)
Net income (loss)	8.8	(21.6)	(12.4)	(9.0)
Basic earnings (loss) per ordinary share
From continuing operations	$0.07	$0.01	$(0.08)	$(0.05)
From discontinued operations	-	$(0.20)	$(0.03)	$(0.03)

Diluted earnings (loss) per ordinary share
From continuing operations	$0.07	$0.01	$(0.08)	$(0.05)
From discontinued operations	-	$(0.20)	$(0.03)	$(0.03)

Average number of ordinary shares outstanding (in thousands)
Basic	119,171	115,610	116,797	115,610
Diluted	119,952	115,610	116,797	115,610

PATHEON N.V.
 CONSOLIDATED BALANCE SHEETS (Unaudited)

	As of July 31, 2016	As of October 31, 2015
(in millions of U.S. dollars, except share data)	$	$
Assets
Current
Cash and cash equivalents	738.8	328.7
Accounts receivable, net	397.0	329.1
Inventories, net	391.7	369.6
Income taxes receivable	17.1	5.6
Prepaid expenses and other	22.5	15.7
Total current assets	1,567.1	1,048.7
Capital assets	960.5	877.0
Intangible assets	254.1	275.8
Deferred financing costs	63.7	73.5
Deferred tax assets	14.5	0.6
Goodwill	281.8	284.4
Investments	12.2	14.9
Other long-term assets	45.7	40.1
Total assets	3,199.6	2,615.0
Liabilities and shareholders' / members' deficit
Current
Short-term borrowings	-	0.4
Accounts payable and accrued liabilities	378.3	461.8
Income taxes payable	1.9	9.0
Deferred revenues - short-term	150.0	105.9
Current portion of long-term debt	620.4	21.2
Total current liabilities	1,150.6	598.3
Long-term debt	2,092.4	2,646.7
Deferred revenues	101.6	75.2
Deferred tax liabilities	90.8	79.1
Other long-term liabilities	126.9	79.9
Total liabilities	3,562.3	3,479.2
Commitments and contingencies
Shareholders' / members' deficit:
Ordinary shares (145,074,042 shares issued and outstanding, 500,000,000 shares authorized, as of July 31, 2016, par value of €0.01 per share)	1.6	-
Additional paid in capital	586.0	-
Membership interests	-	30.0
Accumulated deficit	(886.2)	(820.5)
Accumulated other comprehensive loss	(64.1)	(73.7)
Total shareholders' / members' deficit	(362.7)	(864.2)
Total liabilities and shareholders' / members' deficit	3,199.6	2,615.0

PATHEON N.V.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended July 31,
	2016	2015
(in millions of U.S. dollars)	$	$
Operating activities
Net loss from continuing operations	(9.3)	(5.9)
Add (deduct) charges to operations not requiring a current cash payment:
Depreciation and amortization	81.5	79.3
Impairment charges	0.1	3.2
Foreign exchange loss on debt	1.1	-
Non-cash interest	11.5	12.8
Change in other long-term assets and liabilities	(7.2)	(13.7)
Deferred income taxes	(0.5)	(8.5)
Amortization of deferred revenues	(179.0)	(121.6)
Gain on sale of capital assets	-	-
Stock-based compensation expense	16.2	11.3
Return on capital from equity investment	1.3	-
Other	1.8	(0.5)
	(82.5)	(43.6)
Net change in non-cash working capital balances	(173.6)	(13.2)
Increase in deferred revenues	261.5	172.9
Cash provided by operating activities of continuing operations	5.4	116.1
Cash (used in) provided by operating activities of discontinued operations	(2.9)	49.0
Cash provided by operating activities	2.5	165.1
Investing activities
Additions to capital assets	(163.1)	(103.7)
Proceeds from sale of capital assets	0.1	0.7
Return of capital from equity investment	2.3	-
Acquisitions, net of cash acquired	-	(169.4)
Cash used in investing activities of continuing operations	(160.7)	(272.4)
Cash (used in) provided by investing activities of discontinued operations	(3.3)	3.3
Cash used in investing activities	(164.0)	(269.1)
Financing activities
Proceeds from long-term borrowings	0.8	803.8
Repayment of debt	(17.2)	(87.1)
Increase in deferred financing costs	-	(19.2)
Capital contribution	1.2	-
Proceeds on issuance of ordinary shares, net	584.8	-
Cash distribution to members from proceeds obtained from the issuance of the Senior PIK Toggle Notes	-	(538.0)
Cash distribution to shareholders for spinoff of subsidiary	-	(12.4)
Cash provided by financing activities of continuing operations	569.6	147.1
Cash used in financing activities of discontinued operations	-	(1.0)
Cash provided by financing activities	569.6	146.1
Effect of exchange rate changes on cash and cash equivalents	2.0	3.3
Net change in cash and cash equivalents during the period	410.1	45.4
Cash and cash equivalents, beginning of period	328.7	84.6
Cash and cash equivalents, end of period	738.8	130.0

PATHEON N.V.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three months ended July 31,		Nine months ended July 31,
	2016	2015	2016	2015
(in millions of U.S. dollars, except share data)	$	$	$	$
Net income (loss) from continuing operations	$8.8	$1.2	$(9.3)	$(5.9)
Depreciation and amortization	28.1	26.6	81.5	79.3
Repositioning expenses	0.4	3.1	2.9	21.3
Acquisition and integration costs	2.4	6.1	12.6	18.4
Interest expense, net	43.1	42.3	129.5	98.9
Impairment charge	0.1	3.2	0.1	3.2
Provision for income taxes	0.3	9.9	0.3	19.8
Refinancing expenses	-	-	-	3.7
Operational initiatives related consulting costs	0.5	2.9	3.9	8.9
Pre-IPO public company costs	0.4	0.2	1.2	2.4
Acquisition-related litigation expenses	1.1	5.6	3.0	7.8
Stock-based compensation expense	13.2	3.5	16.2	11.3
Remediation costs	8.9	-	27.4	-
Other	6.4	(0.4)	1.4	(0.6)
Total Adjusted EBITDA	113.7	104.2	270.7	268.5
Depreciation	(22.0)	(19.6)	(63.2)	(61.3)
Interest expense	(39.9)	(39.3)	(119.7)	(90.9)
Tax expense	(0.3)	(9.9)	(0.3)	(19.8)
Discrete tax items	(4.6)	(0.2)	(8.9)	(0.9)
Estimated tax effect on adjustments	(6.0)	(6.0)	(19.1)	(16.3)
Adjusted net income	40.9	29.2	59.5	79.3
Weighted average shares - basic (in millions)	119.2	115.6	116.8	115.6
Adjusted net income per basic share	$0.34	$0.25	$0.51	$0.69

PATHEON N.V.
 CONSOLIDATED SEGMENT OPERATIONS
(Unaudited)

(in millions of U.S. dollars)	Three months ended July 31, 2016
	Revenues	Adjusted EBITDA
	$	$
DPS	309.1	87.8
PDS	57.0	20.1
DSS	115.9	31.1
Other	-	(25.3)
Total	482.0	113.7

	Three months ended July 31, 2015
	Revenues	Adjusted EBITDA
	$	$
DPS	287.6	77.5
PDS	54.0	19.5
DSS	91.7	20.8
Other	30.9	(13.6)
Intersegment Eliminations	(15.9)	-
Total	448.3	104.2

	Nine months ended July 31, 2016
	Revenues	Adjusted EBITDA
	$	$
DPS	855.0	215.5
PDS	158.9	50.6
DSS	342.7	76.7
Other	-	(72.1)
Intersegment Eliminations	(0.1)	-
Total	1,356.5	270.7

	Nine months ended July 31, 2015
	Revenues	Adjusted EBITDA
	$	$
DPS	871.7	224.5
PDS	147.5	51.9
DSS	256.8	37.8
Other	100.3	(45.7)
Intersegment Eliminations	(64.1)	-
Total	1,312.2	268.5